UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

Vu1 CORPORATION

(Exact Name of Registrant as specified in its charter)

 California
(State or other jurisdiction of incorporation)

000-21864	84-0672714
(Commissioner File Number)	(IRS Employer Identification No.)

557 Roy Street Suite 125 Seattle, WA 98109
(Address of principal executive offices)

(888) 985-8881
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On December 31, 2008, Vu1 Corporation entered into an Executive Employment Agreement with David T. Grieger, as the Company’s new Chief Executive Officer.  See Item 5.02 below for a summary of the terms of the Executive Employment Agreement.  A copy of the Executive Employment Agreement is filed with this Form 8-K as Exhibit 10.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2008 the Board of Directors appointed David T. Grieger as the Chief Executive Officer of Vu1 Corporation.

Mr. Grieger, age 47, was with Russell Investment Group from 1983 until 2008, where he was Chief Marketing Officer and the Managing Director of the Russell Indexes business unit from 2004 until 2008.  Russell’s global index family includes the Russell 2000, the standard for measuring US small capitalization companies. At Russell Indexes, Mr. Grieger extracted the business from a joint venture, selected the management team and designed the organizational structure and business strategy.  In addition, he launched two new product offerings, and led the international expansion of the business unit. Mr. Grieger was also the chairman of the Global Marketing Counsel. As Chief Marketing Officer, Mr. Grieger was responsible for establishing the direction and execution of marketing throughout Russell’s business around the world, and a member of the Global Product Review Committee and executive Management Committee.

Prior responsibilities included Managing Director of Business Development – US Institutions from 2001 to 2004 and Managing Director – Broker Dealer Services – US Individual Investors from 1993 to 2001.

Upon his appointment, the Company and Mr. Grieger executed an Executive Employment Agreement, which provides for a salary of $240,000 per annum.  In addition, the Company granted to Mr. Grieger the following equity compensation:  (a) 400,000 shares of common stock, fully vested, (b) a ten-year option to purchase 600,000 shares of Company common stock at an exercise price of $1.14 vesting in equal monthly amounts for one year from the date of grant, and (c) a ten-year option to purchase 1,000,000 shares of common stock at an exercise price of $1.14 per share which will vest in equal monthly amounts beginning January 1, 2010 through December 31, 2010. All of the grants above were made from the 2007 Stock Compensation Plan and pursuant to the Company’s standard form of stock option agreement.  The exercise price for the stock option grants was set at the closing market price of the Company’s common stock on the OTC Bulletin Board on December 31, 2008.

The Executive Employment Agreement also calls for the payment of six months’ annual salary in the event Mr. Grieger is terminated other than for cause, as defined in the Executive Employment Agreement.

The Executive Employment Agreement has an initial term of 2 years, unless terminated earlier in accordance with the agreement.

The summary of the Executive Employment Agreement above is qualified in its entirety to Exhibit 10.1 attached to this Form 8-K.

Also effective December 31, 2008, Richard T. Herring resigned as the Chief Executive Officer upon the appointment of Mr. Grieger and will remain as Chief Technology Officer and a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vu1 Corporation

Date: January 7, 2009	By:	/s/ Matthew DeVries
Matthew DeVries Chief Financial Officer